EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-171602, No. 333-173361 and No. 333-173362) of Resolute Forest Products Inc. of our report dated March 2, 2015 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting of Resolute Forest Products Inc. which appears in this Annual Report on Form 10‑K.

/s/ PricewaterhouseCoopers LLP (1)
Montréal, Québec, Canada
March 2, 2015
(1) CPA auditor, CA, public accountancy permit No.A113048